Exhibit 99.1

AGREEMENT REGARDING THE JOINT FILING OFAMENDMENT NO. 2 TO SCHEDULE 13G

The undersigned hereby agree as follows:

(i)            each of them is individually eligible to use the Amendment No. 2 to Schedule 13G to which this Exhibit is attached, and such Amendment No. 2 to Schedule 13G is filed on behalf of each of them; and

(ii)           each of them is responsible for the timely filing of such Amendment No. 2 to Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date:  Effective as of February 10, 2012

ARES CORPORATE OPPORTUNITIES FUND, L.P

By:	ACOF OPERATING MANAGER, L.P.
Its:	Manager

	By:	/s/ Michael Weiner
Authorized Signatory

ACOF MANAGEMENT, L.P

By:	ACOF OPERATING MANAGER, L.P.
Its:	General Partner

	By:	/s/ Michael Weiner
Authorized Signatory

ACOF OPERATING MANAGER, L.P.

By:	/s/ Michael Weiner
Authorized Signatory

ARES MANAGEMENT LLC

By:	/s/ Michael Weiner
Authorized Signatory

ARES PARTNERS MANAGEMENT COMPANY LLC

By:	/s/ Michael Weiner
Authorized Signatory